Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614)757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2013 SECOND-QUARTER RESULTS

•	Operating earnings increase 13 percent to $506 million, or 11 percent to $525 million on a non-GAAP basis[1]

•	Diluted earnings per share from continuing operations increase 16 percent to $0.88, or 15 percent to $0.93 on a non-GAAP basis

•	Fiscal 2013 non-GAAP earnings per share guidance tightened to $3.42 to $3.50, representing top half of prior range
DUBLIN, Ohio, Feb 5, 2013 - Cardinal Health today reported fiscal year 2013 second-quarter revenue of $25.2 billion and a 15 percent increase in non-GAAP diluted earnings per share (EPS) from continuing operations to $0.93.
In addition, the company tightened its fiscal 2013 outlook for non-GAAP diluted EPS from continuing operations to $3.42 to $3.50, which represents the top half of the prior guidance range.
“We've now completed a strong first half to our fiscal 2013 with a good second-quarter performance. While continued brand-to-generic conversions and the previously announced movement of the Express Scripts contract drove a revenue decline in the Pharmaceutical segment, excellent performance from our generic programs and new customer wins fueled profit gains,” said George Barrett, chairman and chief executive officer of Cardinal Health. “And, despite continued procedural softness in the industry, our Medical segment reported double-digit growth this quarter. With our performance in the first six months of fiscal 2013, we are now guiding to the top half of our prior non-GAAP EPS range.”
Q2 FY13 SUMMARY

	Q2 FY13		Q2 FY12		Y/Y
Revenue	$25.2	billion	$27.1	billion	(7)%
Operating earnings	$506	million	$449	million	13%
Non-GAAP operating earnings	$525	million	$475	million	11%
Earnings from continuing operations	$303	million	$264	million	15%
Non-GAAP earnings from continuing operations	$317	million	$281	million	13%
Diluted EPS from continuing operations	$0.88		$0.76		16%
Non-GAAP diluted EPS from continuing operations	$0.93		$0.81		15%
SEGMENT RESULTS
Pharmaceutical segment
Revenue for the Pharmaceutical segment decreased 8 percent to $22.7 billion due to the previously announced non-renewal of the Express Scripts contract as well as expected conversions from branded pharmaceuticals to lower-priced generics. The decline was partially offset by revenues from new pharmaceutical distribution customers. Segment profit increased 12 percent to $441 million, largely from overall strong performance from generics programs and benefits of customer and product mix within pharmaceutical distribution, partially offset by the impact of continued market softness in our nuclear business.

	Q2 FY13		Q2 FY12		Y/Y
Revenue	$22.7	billion	$24.7	billion	(8)%
Segment profit	$441	million	$394	million	12%
Medical segment
Revenue for the Medical segment increased 3 percent to $2.5 billion, reflecting the benefits of last year's acquisition of FutureMed and one additional sales day year-on-year. Excluding these drivers, year-on-year revenue growth was flat, reflecting continued softness in key U.S. markets, particularly as it relates to procedural volume. Segment profit increased 11 percent to $94 million driven by the favorable impact of commodities, acquisitions and preferred product mix. The increase was partially offset by customer mix and continued volume softness.
The overall profit impact of our Medical Business Transformation for the quarter was slightly negative, including year-over-year incremental depreciation and program expenses, realized benefits, and a $5 million favorable out-of-period adjustment as part of continued cleanup from the conversion to the new platform.

	Q2 FY13		Q2 FY12		Y/Y
Revenue	$2.5	billion	$2.4	billion	3%
Segment profit	$94	million	$85	million	11%

Cardinal Health

ADDITIONAL SECOND-QUARTER AND RECENT HIGHLIGHTS

•	Retained the No. 1 slot in the Gartner Fourth Annual Healthcare Supply Chain Top 25 ranking

•
Established Cardinal Health Specialty Solutions pathways program with Blue Cross Blue Shield of Louisiana and expanded Cardinal Health Specialty Solutions pathways program with Aetna to include oncologists in Michigan

•
Launched Cardinal Health Specialty Solutions VitalPath™ Integrated Dispensing Solution, VitalSource™ GPO Regimen Analyzer, and PathWare™ Decision Transaction Solutions to help improve physician practice efficiencies

•	Named one of 40 of the 2013 Best Companies for Leaders by Chief Executive magazine

•	Named one of the 2012 Working Mother 100 Best Companies by Working Mother magazine
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss second-quarter results. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com. The call also can be accessed by dialing 224.357.2209, using conference ID 81032416.
There is no pre-registration for the call; however, participants are advised to dial into the call at least 10 minutes prior to the start time. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will be available until March 5 by dialing 855.859.2056 or 404.537.3406, using conference ID 81032416.
UPCOMING EVENTS

•	Leerink Swann Global Healthcare Conference on Feb. 13 at 10:30 a.m. Eastern in New York

•	Cowen and Co. 33rd Annual Health Care Conference on March 5 at 8:40 a.m. Eastern in Boston

•	Barclays Global Healthcare Conference on March 13 at 9:30 a.m. Eastern in Miami
At these events, Cardinal Health will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $108 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #21 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, including our relationships with CVS Caremark Corporation and Walgreen Co.; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel; and uncertainties concerning Cardinal Health's ability to achieve the expected benefits of its Medical segment's business transformation project. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of Feb. 5, 2013. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Second Quarter
(in millions, except per Common Share amounts)	2013	2012	% Change
Revenue	$25,232	$27,078	(7)%
Cost of products sold	24,008	25,964	(8)%
Gross margin	1,224	1,114	10%

Operating expenses:
Distribution, selling, general and administrative expenses	699	640	9%
Restructuring and employee severance	1	2	N.M.
Acquisition-related costs	25	22	N.M.
Impairments and loss on disposal of assets	5	1	N.M.
Litigation (recoveries)/charges, net	(12)	—	N.M.
Operating earnings	506	449	13%

Other income, net	(4)	—	N.M.
Interest expense, net	27	23	18%
Earnings before income taxes and discontinued operations	483	426	14%

Provision for income taxes	180	162	11%
Earnings from continuing operations	303	264	15%

Loss from discontinued operations, net of tax	—	(2)	N.M.
Net earnings	$303	$262	16%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.89	$0.77	16%
Discontinued operations	—	(0.01)	N.M.
Net basic earnings per Common Share	$0.89	$0.76	17%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.88	$0.76	16%
Discontinued operations	—	(0.01)	N.M.
Net diluted earnings per Common Share	$0.88	$0.75	17%

Weighted-average number of Common Shares outstanding:
Basic	340	345
Diluted	343	349

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per Common Share amounts)	2013	2012	% Change
Revenue	$51,121	$53,870	(5)%
Cost of products sold	48,739	51,672	(6)%
Gross margin	2,382	2,198	8%

Operating expenses:
Distribution, selling, general and administrative expenses	1,388	1,283	8%
Restructuring and employee severance	6	5	N.M.
Acquisition-related costs	53	49	N.M.
Impairments and loss on disposal of assets	6	2	N.M.
Litigation (recoveries)/charges, net	(34)	(3)	N.M.
Operating earnings	963	862	12%

Other (income)/expense, net	(12)	5	N.M.
Interest expense, net	53	46	14%
Earnings before income taxes and discontinued operations	922	811	14%

Provision for income taxes	347	310	12%
Earnings from continuing operations	575	501	15%

Loss from discontinued operations, net of tax	—	(2)	N.M.
Net earnings	$575	$499	15%

Basic earnings/(loss) per Common Share:
Continuing operations	$1.69	$1.45	17%
Discontinued operations	—	(0.01)	N.M.
Net basic earnings per Common Share	$1.69	$1.44	17%

Diluted earnings/(loss) per Common Share:
Continuing operations	$1.67	$1.44	16%
Discontinued operations	—	(0.01)	N.M.
Net diluted earnings per Common Share	$1.67	$1.43	17%

Weighted-average number of Common Shares outstanding:
Basic	340	345
Diluted	344	349

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	December 31, 2012	June 30, 2012
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$2,255	$2,274
Trade receivables, net	6,158	6,355
Inventories	8,452	7,864
Prepaid expenses and other	996	1,017
Total current assets	17,861	17,510

Property and equipment, net	1,475	1,551
Goodwill and other intangibles, net	4,428	4,392
Other assets	878	807
Total assets	$24,642	$24,260

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,796	$11,726
Current portion of long-term obligations and other short-term borrowings	474	476
Other accrued liabilities	1,932	1,972
Total current liabilities	14,202	14,174

Long-term obligations, less current portion	2,423	2,418
Deferred income taxes and other liabilities	1,475	1,424
Total shareholders’ equity	6,542	6,244
Total liabilities and shareholders’ equity	$24,642	$24,260

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Second Quarter		Year-to-Date
(in millions)	2013	2012	2013	2012
Cash flows from operating activities:
Net earnings	$303	$262	$575	$499
Loss from discontinued operations, net of tax	—	2	—	2
Earnings from continuing operations	303	264	575	501

Adjustments to reconcile earnings from continuing operations to net cash provided by/(used in) operating activities:
Depreciation and amortization	88	78	176	156
Impairments and loss on disposal of assets	5	1	6	2
Share-based compensation	22	22	46	42
Provision for bad debts	8	1	9	2
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables	299	236	228	167
Increase in inventories	(329)	(1,392)	(536)	(1,553)
Increase/(decrease) in accounts payable	(433)	708	31	1,118
Other accrued liabilities and operating items, net	(93)	(32)	(97)	(45)
Net cash provided by/(used in) operating activities	(130)	(114)	438	390

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(26)	—	(126)	(7)
Additions to property and equipment	(36)	(57)	(62)	(101)
Proceeds from maturities of held-to-maturity securities	48	25	71	35
Purchase of held-to-maturity securities and other investments	—	(11)	—	(11)
Net cash used in investing activities	(14)	(43)	(117)	(84)

Cash flows from financing activities:
Net change in short-term borrowings	27	9	17	4
Reduction of long-term obligations	(2)	(1)	(6)	(1)
Proceeds from issuance of Common Shares	25	14	26	11
Tax disbursements from share-based compensation	(10)	(4)	(12)	—
Dividends on Common Shares	(81)	(74)	(165)	(152)
Purchase of treasury shares	—	—	(200)	(300)
Net cash used in financing activities	(41)	(56)	(340)	(438)

Net decrease in cash and equivalents	(185)	(213)	(19)	(132)
Cash and equivalents at beginning of period	2,440	2,011	2,274	1,930
Cash and equivalents at end of period	$2,255	$1,798	$2,255	$1,798

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Second Quarter		Second Quarter
(in millions)	2013	2012	2013	2012
Revenue
Amount	$25,232	$27,078
Growth rate	(7)%	7%

Operating earnings
Amount	$506	$449	$525	$475
Growth rate	13%	31%	11%	21%

Earnings from continuing operations
Amount	$303	$264	$317	$281
Growth rate	15%	23%	13%	10%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2013	2012	2013	2012
Revenue
Amount	$51,121	$53,870
Growth rate	(5)%	8%

Operating earnings
Amount	$963	$862	$995	$917
Growth rate	12%	22%	8%	18%

Earnings from continuing operations
Amount	$575	$501	$598	$537
Growth rate	15%	(2)%	11%	10%
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Second Quarter			Second Quarter
(in millions)	2013	2012	(in millions)	2013	2012
Pharmaceutical			Medical

Revenue			Revenue
Amount	$22,747	$24,665	Amount	$2,487	$2,416
Growth rate	(8)%	6%	Growth rate	3%	9%
Mix	90%	91%	Mix	10%	9%

Segment profit			Segment profit
Amount	$441	$394	Amount	$94	$85
Growth rate	12%	30%	Growth rate	11%	(18)%
Mix	83%	82%	Mix	17%	18%
Segment profit margin	1.94%	1.60%	Segment profit margin	3.76%	3.50%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended December 31, 2012 was $25,232 million, which included total segment revenue of $25,234 million and Corporate revenue of $(2) million. Total consolidated revenue for the three months ended December 31, 2011 was $27,078 million, which included total segment revenue of $27,081 million and Corporate revenue of $(3) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the three months ended December 31, 2012 were $506 million, which included total segment profit of $535 million and Corporate costs of $(29) million. Total consolidated operating earnings for the three months ended December 31, 2011 were $449 million, which included total segment profit of $479 million and Corporate costs of $(30) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments. Medical segment profit includes a $5 million favorable out-of-period adjustment to reflect certain vendor chargeback billings that were delayed when we implemented our medical business transformation.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2013	2012	(in millions)	2013	2012
Pharmaceutical			Medical

Revenue			Revenue
Amount	$46,244	$49,083	Amount	$4,879	$4,796
Growth rate	(6)%	8%	Growth rate	2%	10%
Mix	90%	91%	Mix	10%	9%

Segment profit			Segment profit
Amount	$841	$757	Amount	$168	$164
Growth rate	11%	24%	Growth rate	3%	(12)%
Mix	83%	82%	Mix	17%	18%
Segment profit margin	1.82%	1.54%	Segment profit margin	3.44%	3.41%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the six months ended December 31, 2012 was $51,121 million, which included total segment revenue of $51,123 million and Corporate revenue of $(2) million. Total consolidated revenue for the six months ended December 31, 2011 was $53,870 million, which included total segment revenue of $53,879 million and Corporate revenue of $(9) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the six months ended December 31, 2012 were $963 million, which included total segment profit of $1,009 million and Corporate costs of $(46) million. Total consolidated operating earnings for the six months ended December 31, 2011 were $862 million, which included total segment profit of $921 million and Corporate costs of $(59) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments. Medical segment profit includes an $8 million favorable out-of-period adjustment to reflect certain vendor chargeback billings that were delayed when we implemented our medical business transformation. The $5 million out-of-period adjustment recorded during the three months ended December 31, 2012 included $2 million related to the three months ended September 30, 2012.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
Schedule of Notable Items

	Second Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2013	2012	2013	2012
Restructuring and employee severance	$(1)	$(2)	$(6)	$(5)
Tax benefit	1	1	2	2
Restructuring and employee severance, net of tax	$—	$(1)	$(4)	$(3)

Decrease to diluted EPS from continuing operations	$—	$—	$(0.01)	$(0.01)

Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(22)	$(19)	$(43)	$(38)
Tax benefit	8	7	15	14
Amortization of acquisition-related intangible assets, net of tax	$(14)	$(12)	$(28)	$(24)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.03)	$(0.08)	$(0.07)

Other acquisition-related costs	$(4)	$(3)	$(10)	$(12)
Tax benefit	1	1	3	4
Other acquisition-related costs, net of tax	$(3)	$(2)	$(7)	$(8)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Total acquisition-related costs[1]	$(25)	$(22)	$(53)	$(49)
Tax benefit[1]	9	8	19	17
Total acquisition-related costs, net of tax[1]	$(16)	$(14)	$(34)	$(32)

Decrease to diluted EPS from continuing operations[1]	$(0.05)	$(0.04)	$(0.10)	$(0.09)

Impairments and loss on disposal of assets	$(5)	$(1)	$(6)	$(2)
Tax benefit	—	—	1	1
Impairments and loss on disposal of assets, net of tax	$(5)	$(1)	$(5)	$(1)

Decrease to diluted EPS from continuing operations	$(0.01)	$—	$(0.01)	$—

Litigation recoveries/(charges), net	$12	$—	$34	$3
Tax expense	(5)	—	(14)	(1)
Litigation recoveries/(charges), net, net of tax	$7	$—	$20	$2

Increase to diluted EPS from continuing operations	$0.02	$—	$0.06	$0.01

Other Spin-Off Costs	$—	$(1)	$—	$(2)
Tax benefit	—	—	—	—
Other Spin-Off Costs, net of tax	$—	$(1)	$—	$(2)

Decrease to diluted EPS from continuing operations	$—	$—	$—	$—

Weighted-average number of diluted shares outstanding	343	349	344	349

[1]	The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
Asset Management Analysis

	Second Quarter		Year-to-Date
	2013	2012	2013	2012
Days sales outstanding[1]	22.0	19.9
Days inventory on hand	27.0	27.0
Days payable outstanding	37.8	37.9
Net working capital days[2]	11.3	9.1

Debt to total capital	31%	30%
Net debt to capital	9%	11%

Return on equity	18.9%	18.0%	18.1%	17.1%
Non-GAAP return on equity	19.8%	19.1%	18.8%	18.3%

Effective tax rate from continuing operations	37.2%	37.9%	37.6%	38.1%
Non-GAAP effective tax rate from continuing operations	36.8%	37.8%	37.3%	37.9%

[1]	We changed our method of calculating days sales outstanding and have revised prior-year information to conform, refer to Schedule 14.

[2]	The sum of the components may not equal the total due to rounding.
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter 2013
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per Common Share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$506	13%	$483	$180	$303	15%	$0.88	16%
Restructuring and employee severance	1		1	1	—		—
Acquisition-related costs	25		25	9	16		0.05
Impairments and loss on disposal of assets	5		5	—	5		0.01
Litigation (recoveries)/charges, net	(12)		(12)	(5)	(7)		(0.02)
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$525	11%	$502	$185	$317	13%	$0.93	15%

	Second Quarter 2012
GAAP	$449	31%	$426	$162	$264	23%	$0.76	25%
Restructuring and employee severance	2		2	1	1		—
Acquisition-related costs	22		22	8	14		0.04
Impairments and loss on disposal of assets	1		1	—	1		—
Litigation (recoveries)/charges, net	—		—	—	—		—
Other Spin-Off Costs	1		1	—	1		—
Non-GAAP	$475	21%	$452	$171	$281	10%	$0.81	11%

	Year-to-Date 2013
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per Common Share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$963	12%	$922	$347	$575	15%	$1.67	16%
Restructuring and employee severance	6		6	2	4		0.01
Acquisition-related costs	53		53	19	34		0.10
Impairments and loss on disposal of assets	6		6	1	5		0.01
Litigation (recoveries)/charges, net	(34)		(34)	(14)	(20)		(0.06)
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$995	8%	$953	$355	$598	11%	$1.74	13%

	Year-to-Date 2012
GAAP	$862	22%	$811	$310	$501	(2)%	$1.44	(1)%
Restructuring and employee severance	5		5	2	3		0.01
Acquisition-related costs	49		49	17	32		0.09
Impairments and loss on disposal of assets	2		2	1	1		—
Litigation (recoveries)/charges, net	(3)		(3)	(1)	(2)		(0.01)
Other Spin-Off Costs	2		2	—	2		—
Non-GAAP	$917	18%	$866	$329	$537	10%	$1.54	11%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter
(in millions)	2013		2012
GAAP return on equity	18.9%		18.0%

Non-GAAP return on equity
Net earnings	$303		$262
Restructuring and employee severance, net of tax, in continuing operations	—		1
Acquisition-related costs, net of tax, in continuing operations	16		14
Impairments and loss on disposal of assets, net of tax, in continuing operations	5		1
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(7)		—
Other Spin-Off Costs, net of tax, in continuing operations	—		1
Adjusted net earnings	$317		$279
Annualized	$1,268		$1,116

	Second	First	Second	First
	Quarter	Quarter	Quarter	Quarter
	2013	2013	2012	2012
Total shareholders' equity	$6,542	$6,281	$5,928	$5,714
Divided by average shareholders' equity	$6,411		$5,821
Non-GAAP return on equity	19.8%		19.1%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 12
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2013			2012
GAAP return on equity	18.1%			17.1%

Non-GAAP return on equity
Net earnings	$575			$499
Restructuring and employee severance, net of tax, in continuing operations	4			3
Acquisition-related costs, net of tax, in continuing operations	34			32
Impairments and loss on disposal of assets, net of tax, in continuing operations	5			1
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(20)			(2)
Other Spin-Off Costs, net of tax, in continuing operations	—			2
Adjusted net earnings	$598			$535
Annualized	$1,196			$1,070

	Second	First	Fourth	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2013	2013	2012	2012	2012	2011
Total shareholders' equity	$6,542	$6,281	$6,244	$5,928	$5,714	$5,849
Divided by average shareholders' equity	$6,355			$5,830
Non-GAAP return on equity	18.8%			18.3%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 13
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter		Year-to-Date
(in millions)	2013	2012	2013	2012
GAAP effective tax rate from continuing operations	37.2%	37.9%	37.6%	38.1%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$483	$426	$922	$811
Restructuring and employee severance	1	2	6	5
Acquisition-related costs	25	22	53	49
Impairments and loss on disposal of assets	5	1	6	2
Litigation (recoveries)/charges, net	(12)	—	(34)	(3)
Other Spin-Off Costs	—	1	—	2
Adjusted earnings before income taxes and discontinued operations	$502	$452	$953	$866

Provision for income taxes	$180	$162	$347	$310
Restructuring and employee severance tax benefit	1	1	2	2
Acquisition-related costs tax benefit	9	8	19	17
Impairments and loss on disposal of assets tax benefit	—	—	1	1
Litigation (recoveries)/charges, net tax expense	(5)	—	(14)	(1)
Other Spin-Off Costs tax benefit	—	—	—	—
Adjusted provision for income taxes	$185	$171	$355	$329

Non-GAAP effective tax rate from continuing operations	36.8%	37.8%	37.3%	37.9%

	Second Quarter
	2013	2012
Debt to total capital	31%	30%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$474	$342
Long-term obligations, less current portion	2,423	2,211
Debt	$2,897	$2,553
Cash and equivalents	(2,255)	(1,798)
Net debt	$642	$755
Total shareholders' equity	6,542	5,928
Capital	$7,184	$6,683
Net debt to capital	9%	11%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets and litigation (recoveries)/charges, net, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14
Cardinal Health, Inc. and Subsidiaries

	Second Quarter
(in millions)	2013	2012
Days sales outstanding	22.0	19.9

Days inventory on hand
Inventories	$8,452	$8,889

Cost of products sold	$24,008	$25,964
Chargeback billings	4,113	3,627
Adjusted cost of products sold	$28,121	$29,591
Adjusted cost of products sold divided by 90 days	$312	$329
Days inventory on hand	27.0	27.0

Days payable outstanding
Accounts payable	$11,796	$12,457

Cost of products sold	$24,008	$25,964
Chargeback billings	4,113	3,627
Adjusted cost of products sold	$28,121	$29,591
Adjusted cost of products sold divided by 90 days	$312	$329
Days payable outstanding	37.8	37.9

Net working capital days[1]	11.3	9.1

[1]	The sum of the components may not equal the total due to rounding.
Days Sales Outstanding (DSO): trade receivables, net divided by (quarterly revenue divided by 90 days). Beginning in the first quarter of fiscal 2013, we changed our method of calculating DSO in order to align it with the 90-day convention that we use in the calculation of Days Inventory on Hand and Days Payable Outstanding. Prior to this change we calculated DSO by dividing trade receivable, net by (monthly revenue divided by 30 days). In connection with this change, we have revised prior year information to conform to the new method of calculating DSO.
Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between the vendors and the end customer.
Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days).
Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding. To conform to the new method of calculating DSO, we have revised prior year information.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) acquisition-related costs2, (3) impairments and loss on disposal of assets3, (4) litigation (recoveries)/charges, net4 and (5) Other Spin-Off Costs, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs) divided by (earnings before income taxes and discontinued operations adjusted for the same five items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs.
Non-GAAP Return on Equity: (annualized net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs, each net of tax) and divided by average shareholders’ equity.
Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses.
Return on Equity: annualized net earnings divided by average shareholders’ equity.
Revenue Mix: segment revenue divided by total segment revenue for all segments.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.
Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]
Programs whereby the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of transaction costs, integration costs, changes in the fair value of contingent consideration obligations and amortization of acquisition-related intangible assets.

[3]
Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the condensed consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.